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                                                                   Exhibit 10.61

                             Dated 24 September 2004


                         HUTCHISON INTERNATIONAL LIMITED

                                       and

               HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED


                             IPR FRAMEWORK AGREEMENT


Linklaters

10th Floor, Alexandra House
Chater Road
Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695

Ref BYYH/L-069967-05-009

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This Agreement is made on 24 September 2004 between:

(1) Hutchison International Limited, a company incorporated in Hong Kong, whose registered office is at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong ("HIL"); and

(2) Hutchison Telecommunications International Limited, a company incorporated in the Cayman Islands, whose principal place of business is at 18th Floor, Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong ("HTIL").

WHEREAS:

(A) Certain members of the Retained Group are the legal and/or beneficial owners and/or licensees of certain IPR in relation to the telecommunications business and operations of the relevant members of the Group.

(B) HIL has agreed to procure that the relevant members of the Retained Group shall grant appropriate licences to the Operating Companies in relation to the use of the IPR by the Operating Companies.

It is agreed as follows:

1       INTERPRETATION

        1.1     DEFINITIONS

                "Effective Date" means the date of listing of shares of HTIL on the Stock Exchange and/or New York Stock Exchange, Inc or the date the first of the Specific Licensing Agreements is entered into, whichever is the earlier;

                "Group" means HTIL and its subsidiaries;

                "HWL" means Hutchison Whampoa Limited, a company incorporated in Hong Kong and the ultimate holding company of HIL, whose shares are listed on the Main Board of the Stock Exchange;

                "IPR" or "Intellectual Property Rights" means trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar rights in any part of the world (including Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

                "Know-how" means confidential industrial and commercial information and techniques in any form including without limitation drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;

                "Prospectuses" means the prospectuses as filed with the Stock Exchange and/or New York Stock Exchange, Inc in respect of the listing of shares of HTIL;

                "Operating Companies" means operating companies in the Group as set out in Schedule 1, as amended from time to time by HTIL;

                "Retained Group" means HWL and its subsidiaries (excluding the Group);

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                "Specific Licensing Agreements" means agreements in relation to the licensing arrangements of specific IPR in specific territory(ies) entered into or to be entered into from time to time between the relevant members of the Retained Group and the Operating Companies, as may be amended from time to time; and

                "Stock Exchange" means The Stock Exchange of Hong Kong Limited.

        1.2     SINGULAR AND PLURAL

                References to the singular include the plural and vice versa.

        1.3     RECITALS, CLAUSES AND SCHEDULES

                References to this Agreement include its Recitals and Schedules and references to Recitals, Clauses and Schedules are to Recitals, Clauses and Schedules of this Agreement.

        1.4     INFORMATION

                References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

        1.5     HEADINGS

                Headings shall be ignored in construing this Agreement.

2       HIL PROCUREMENT OBLIGATION

        2.1 Subject to Clause 2.3, HIL shall procure that the relevant members of the Retained Group, being the legal and/or beneficial owners and/or licensees of the relevant IPR, shall enter into Specific Licensing Agreements with Operating Companies in respect of the use of the relevant IPR in connection with their telecommunications operations in the relevant territory(ies), but only to the extent that (i) such members have rights to grant such rights of use to the relevant IPR and (ii) such IPR is reasonably required for such Operating Companies to operate their telecommunications businesses in the same manner as immediately prior to listing of shares of HTIL. The IPR licences to the Operating Companies shall be granted on a royalty free basis, until the relevant change of control provisions agreed between the relevant Operating Companies and the relevant member(s) of the Retained Group in the Specific Licensing Agreements are triggered..

        2.2 For the avoidance of doubt, unless restricted or prohibited in accordance with the provisions of the Specific Licensing Agreements, the relevant members of the Retained Group may, during the term of this Agreement or any Specific Licensing Agreement, themselves exercise and/or grant licences to third parties to exercise the rights granted or to be granted to the relevant Operating Companies under Clause 2.1, provided such exercise and/or grant does not affect the relevant Operating Companies' rights to use the IPR in accordance with the terms and conditions of the Specific Licensing Agreements.

        2.3 The procurement obligation in Clause 2.1 shall not apply to an Operating Company, where a Specific Licensing Agreement has been entered into with such Operating

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                Company and that Specific Licensing Agreement has been
                terminated in accordance with the terms and conditions thereof.

3       DUTY OF HTIL

        Unless otherwise provided for in the Specific Licensing Agreements, HTIL shall use its best endeavours to procure that the relevant Operating Companies shall comply with the terms and conditions of the applicable Specific Licensing Agreements.

4       REPRESENTATIONS AND WARRANTIES

        Each party represents and warrants to the other party that:

        4.1 it has full authority, power and capacity to enter into and carry out its obligations under this deed;

        4.2 all necessary acts and things have been taken or done to enable it lawfully to enter into and carry out its obligations under this deed; and

        4.3 when executed, this deed will create obligations which are valid and binding on it and enforceable in accordance with their terms.

5       TERM AND TERMINATION

        5.1 The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Agreement.

        5.2 This Agreement shall terminate upon the termination of the Non-Competition Agreement between HWL and HTIL.

        5.3 Each party may terminate this Agreement immediately by notice to the other party if the other party commits a breach of its obligations under this Agreement and, if it is a breach capable of remedy, fails to remedy the breach within sixty (60) days of receipt of a notice from the other party specifying the breach and requiring its remedy.

        5.4     HIL may terminate this Agreement immediately by notice if HTIL:

                5.4.1 becomes insolvent, is adjudicated bankrupt or compounds with or makes any arrangement with or makes a general assignment for the benefit of its creditors;

                5.4.2 compulsorily or voluntarily enters into liquidation, except for the purposes of a bona fide reconstruction or amalgamation; or

                5.4.3 has a receiver or manager appointed over the whole or a substantial part of its undertakings or assets.

        5.5 Clauses 5.5, 5.6 and 6 to 14 shall survive termination of this Agreement.

        5.6 The termination of this Agreement shall not affect the Specific Licensing Agreements which shall remain in full force and effect in accordance with the terms and conditions therein. For the avoidance of doubt, the term, events of termination and effects of termination of the Specific Licensing Agreements are as set out in the relevant Specific Licensing Agreements.

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6       CONFIDENTIALITY

        If, pursuant to this Agreement or any Specific Licensing Agreement, a party or any of its subsidiaries receives confidential or proprietary information supplied by or relating to that party and/or it subsidiaries, that party shall keep and shall use its best endeavours to procure that its relevant subsidiaries shall keep the same confidential and in accordance with the provisions of the relevant Specific Licensing Agreement (to the extent applicable).

7       WHOLE AGREEMENT

        This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement.

8       SEVERANCE

        If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part in any jurisdiction, under any enactment or rule of law, such provision or part shall to that extent, in such jurisdiction, be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

9       FURTHER ASSURANCE

        At any time after the Effective Date of this Agreement, each party shall, and shall procure that its subsidiaries and any necessary third party shall, at their own cost or the cost of the relevant third party, as the case may be, execute such documents and do such acts and things as the other party or its subsidiaries may reasonably require for the purpose of giving effect to the provisions of this Agreement.

10      VARIATION/WAIVER

        10.1 No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

        10.2 No delay or forbearance by either party in exercising any right or remedy arising under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of it or the exercise of any other right or remedy.

11      NOTICES

        11.1 Any notice given under this Agreement shall be in writing and may be delivered to the relevant party or sent by recorded delivery or fax to the address or fax number stated in this Agreement or to such other address or fax number as may be notified by that party for this purpose, and shall be effective notwithstanding any change of address or fax number not notified.

                If to HIL:

                22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

                Tel. No. (852) 2128 1188

                Fax No. (852) 2128 1778

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                Attn. Company Secretary

                If to HTIL:

                18th Floor, Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong

                Tel. No. (852) 2128 3222

                Fax No. (852) 2827 1393

                Attn. Company Secretary

                With a copy to HWL:

                22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

                Tel. No. (852) 2128 1188

                Fax No. (852) 2128 1778

                Attn. Company Secretary

        11.2 Unless proved otherwise, a notice shall be deemed to have been given, if sent by letter, 48 hours after the date of posting, and if delivered or sent by fax during the hours of 9.00 a.m. to
                6.00 p.m., when left at the relevant address or transmitted (as applicable), and otherwise on the next working day.

12      GOVERNING LAW AND SUBMISSION TO JURISDICTION

        This Agreement shall be governed by and construed in accordance with the laws of England and Wales. With respect to any dispute or difference arising out of under or in connection with this Agreement, the parties hereby submit to the exclusive jurisdiction of the English courts.

13      THIRD PARTY RIGHTS

        A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

14      COUNTERPARTS

        This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

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                                    SCHEDULE

                               Operating Companies

1.      Hutchison 3G HK Limited

2.      Hutchison 3G Services (HK) Limited

3.      Hutchison Telephone Company Limited

4.      Hutchison Telephone (Macau) Company Limited

5.      Hutchison Telecommunications Services Limited

6.      Hutchison Global Communications Holdings Limited

7.      Hutchison Global Communications Limited

8.      Hutchison Multimedia Services Limited

9.      Hutchison GlobalCenter Limited

10.     Hutchison CAT Wireless MultiMedia Limited

11.     Hutchison Wireless Multimedia Holdings Limited

12.     Hutchison Multimedia Services (Thailand) Limited

13.     Hutchison Telecommunications (Thailand) Co Limited

14.     Hutchison Telecommunications Lanka (Private) Limited

15.     Hutchison Telecom East Limited

16.     Aircel Digilink India Limited

17.     Fascel Limited

18.     Hutchison Essar Telecom Limited

19.     Hutchison Essar South Limited

20.     Hutchison Max Telecom Private Limited

21.     Kasapa Telecom Limited

22.     Hutchison Telecommunications Paraguay S.A.

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IN WITNESS whereof this Agreement has been executed as a deed on the date stated
at the beginning.



SIGNED as a DEED by                             )

for and on behalf of                            )        [Common Seal]

HUTCHISON INTERNATIONAL                         )

LIMITED in the presence of:                     )

/s/  Edith Shih

/s/  Susan Chow


SIGNED as a DEED by                             )

for and on behalf of                            )        [Common Seal]

HUTCHISON TELECOMMUNICATIONS                    )

INTERNATIONAL LIMITED                           )

in the presence of:                             )

/s/  Susan Chow

/s/  Edith Shih

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